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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2004

EPIX Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21863 (Commission File Number)	04-3030815 (I.R.S. Employer Identification No.)
71 Rogers Street Cambridge, Massachusetts 02142 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 250-6000

Item 7.    Financial Statements and Exhibits.

(c)
The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated June 3, 2004.

Item 9.    Regulation FD.

The information in this Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such filing.

On June 3, 2004, EPIX Medical, Inc. (the "Registrant") publicly disseminated a press release announcing the sale of an additional $25 million aggregate principal amount of convertible senior notes due 2024, bearing an interest rate of 3.00%, to certain initial purchasers. With the exercise of this option, the Registrant has sold a total of $100 million aggregate principal amount of notes bearing an interest rate of 3.00%. The notes will be convertible into 33.5909 shares of the Registrant's common stock for each $1,000 of principal amount of notes representing a conversion price of $29.77 per share of common stock, subject to adjustment in certain circumstances.

The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Medical, Inc. (Registrant)
Date: June 3, 2004	By:	/s/ PEYTON J. MARSHALL Peyton J. Marshall Senior Vice-President, Finance and Administration, Chief Financial Officer

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EXHIBIT INDEX

        The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press release dated June 3, 2004.

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SIGNATURES
EXHIBIT INDEX